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                                                                   Exhibit 23(g)

       [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

                            CONSENT OF MERRILL LYNCH

April 13, 1999

   We hereby consent to the use of our opinion letter dated July 27, 1998 to the Board of Directors of Bell Atlantic Corporation ("Bell Atlantic") included as Appendix H to the joint proxy statement and prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bell Atlantic and GTE Corporation and to the references to such opinion and our firm's name in such joint proxy statement and prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                By /s/ Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated
                               ________________________________________________
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated